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                                    FORM OF

                             SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into by and between FFP Advisory Services, Inc., a Missouri corporation and Mendel/Sowell Capital Management, Inc., an Arkansas corporation effective as of the 1st day of January, 1999.

                          W I T N E S S E T H

WHEREAS, FFP New Horizons Fund, Inc. is an open-end, diversified, management investment company authorized to issue securities in series or portfolios; and

WHEREAS, FFP New Horizons Fund, Inc. has authorized the issuance of six portfolios, including the FFP Century Venus Portfolio, each of which has its own distinct investment objectives and policies; and

WHEREAS, FFP New Horizons Fund, Inc. is registering with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 and is registering interests in the FFP Century Venus Portfolio with the Commission under the Securities Act of 1933; and

WHEREAS, FFP Advisory Services, Inc. has entered into an investment advisory agreement with FFP New Horizons Fund, Inc., naming FFP Advisory Services, Inc. the investment adviser of each of the Portfolios, including the FFP Century Venus Portfolio; and

WHEREAS, Mendel/Sowell Capital Management, Inc. is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of rendering investment management services; and

WHEREAS, FFP New Advisory Services, Inc. desires to appoint Mendel/Sowell Capital Management, Inc. as the Subadviser for the FFP Century Venus Portfolio and Mendel/Sowell Capital Management, Inc. desires to serve as the Subadviser for the FFP Century Venus Portfolio;

NOW THEREFORE, in consideration of the mutual agreements and promises contained in this Agreement and other valuable consideration, FFP Advisory Services, Inc. and Mendel/Sowell Capital Management, Inc. agree as follows:

I.    APPOINTMENT

FFP Advisory Services, Inc. (FFP Advisory) hereby retains Mendel/Sowell Capital Management, Inc. (Mendel Sowell) to assist FFP Advisory in its capacity as investment adviser of the FFP Century Venus Portfolio (Century Venus). Mendel Sowell agrees to supervise and direct the investment and reinvestment of the assets of Century Venus in accordance with the investment goals and policies of Century Venus as set forth in the Prospectus and Statement of Additional Information for Century Venus, as amended from time to time. Mendel Sowell agrees to manage the assets of Century Venus subject to the oversight and review of FFP Advisory and the Board

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of Directors of FFP New Horizons Fund, Inc. (Fund) and the terms and conditions of this Agreement. Mendel Sowell further agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of FFP Advisory, and that it has no authority to act for or represent FFP Advisory in any way.

II.   DUTIES OF MENDEL SOWELL

      In carrying out the terms of this Agreement, Mendel Sowell has the following duties and responsibilities:

      1. Mendel Sowell shall develop and implement an investment plan for Century Venus to carry out the investment goal of Century Venus and in connection with such plan, shall determine in its discretion the securities to be purchased or sold by Century Venus, subject to the direction of FFP Advisory and the Board of Directors of the Fund;

      2. Mendel Sowell shall provide FFP Advisory with such reports for Century Venus as FFP Advisory or the Board of Directors of the Fund may request from time to time, but which shall include at least the following:

            A. all reports required under the Investment Company Act of 1940 (1940 Act) with respect to FFP Century Venus Portfolio;

            B. a written statement by a duly authorized officer of Mendel Sowell, delivered within seven (7) days after the close of each calendar quarter, certifying that Century Venus has been in compliance with the provisions of Subchapter M of the Internal Revenue Code (Code) and Section 817(h) of the Code.

III.  COMPLIANCE WITH APPLICABLE REQUIREMENTS

A.    COMPLIANCE BY MENDEL SOWELL

      During the term of this Agreement, Mendel Sowell represents and warrants that in managing the assets of Century Venus it shall at all times comply with:

      1. all applicable provisions of the 1940 Act, the Securities Act of 1933, the Investment Advisers Act of 1940 (Advisers Act), the Securities Exchange Act of 1934, and any applicable rules and regulations of the Securities and Exchange Commission issued under those acts;

      2. all policies and procedures applicable to Century Venus adopted by the Board of Directors of the Fund and/or as described in the then current Prospectus and Statement of Additional Information for Century Venus;

      3. the Articles of Incorporation of the Fund, as they may be amended from time to time;

      4.    the Bylaws of the Fund, as they may be amended from time to time;

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      5.    all applicable provisions of the Internal Revenue Code and any applicable rules and regulations of the Internal Revenue Service or the Treasury Department relating to the Code.

B.    COMPLIANCE BY FFP ADVISORY

      During the term of this Agreement, FFP Advisory represents and warrants that in acting as investment adviser for Century Venus it shall at all times comply with:

      1. all applicable provisions of the 1940 Act, the Securities Act of 1933, the Investment Advisers Act of 1940 (Advisers Act), the Securities Exchange Act of 1934, and any applicable rules and regulations of the Securities and Exchange Commission issued under those acts;

      2. all policies and procedures applicable to Century Venus adopted by the Board of Directors of the Fund and/or as described in the then current Prospectus and Statement of Additional Information for Century Venus;

      3. the Articles of Incorporation of the Fund, as they may be amended from time to time;

      4.    the Bylaws of the Fund, as they may be amended from time to time;

      5. all applicable provisions of the Internal Revenue Code and any applicable rules and regulations of the Internal Revenue Service or the Treasury Department relating to the Code.

IV.   COMPENSATION

FFP Advisory shall pay to Mendel Sowell, for all services rendered to Century Venus by Mendel Sowell hereunder, the fees set forth in Exhibit A attached to this Agreement. During the term of this Agreement, Mendel Sowell will bear all expenses incurred by it in the performance of its duties hereunder.

V.    REPRESENTATIONS AND WARRANTIES

A.    REPRESENTATIONS AND WARRANTIES OF MENDEL SOWELL

      Mendel Sowell hereby represents and warrants to FFP Advisory as follows:

      1. DUE INCORPORATION AND ORGANIZATION. Mendel Sowell has been duly incorporated and is in good standing under the laws of the State of Arkansas and has full authority to enter into this Agreement and carry out its duties and obligations hereunder.

      2. REGISTRATION. Mendel Sowell is registered as an investment adviser with the Securities and Exchange Commission under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. Mendel Sowell shall maintain such registration or licenses in effect at all times during the term of this Agreement and it

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            will promptly notify FFP Advisory (i) if it ceases to be so registered, (ii) if its registration is suspended for any reason, or (iii) if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

      3. CODE OF ETHICS. Mendel Sowell has adopted a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide FFP Advisory and the Board of Directors of the Fund with a copy of such Code of Ethics, together with evidence of its adoption. Mendel Sowell is in full compliance with the terms of such Code of Ethics.

      4. INVESTMENT OF ASSETS. Mendel Sowell will at all times invest the assets of Century Venus so that the Portfolio will comply with
            Section 817(h) of the Code and Treasury Regulations Section
            1.8175 relating to the diversification requirements for variable annuity or variable life insurance contracts and any amendments or other modifications to such Section or Regulations; provided, Mendel Sowell will be relieved of its obligations with respect to compliance with the tax code provisions and shall be held harmless if the noncompliance is a result of written direction from FFP Advisory or the Board of Directors of the Fund.

      5. BEST EFFORTS. Mendel Sowell at all times shall provide its best judgment and effort to Century Venus in carrying out its obligations hereunder.

B.    REPRESENTATIONS AND WARRANTIES OF FFP ADVISORY

      FFP Advisory hereby represents and warrants to Mendel Sowell as follows:

      1. DUE INCORPORATION AND ORGANIZATION. FFP Advisory is duly organized and is in good standing under the laws of the state of Missouri and has full authority to enter into this Agreement and carry out its duties and obligations hereunder.

      2. REGISTRATION. FFP Advisory is registered as an investment adviser with the Securities and Exchange Commission under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. FFP Advisory shall maintain such registration or licenses in effect at all times during the term of this Agreement and it will promptly notify Mendel Sowell (i) if it ceases to be so registered, (ii) if its registration is suspended for any reason, or (iii) if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

      3. CODE OF ETHICS. FFP Advisory has adopted a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and has provided copies to Mendel Sowell and the Board of Directors together with evidence of its adoption. FFP Advisory is in full compliance with the terms of such Code of Ethics.

      4. INVESTMENT OF ASSETS. To the extent that FFP Advisory makes decisions about the investment of the assets of Century Venus, FFP Advisory will make such decisions so

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            that the Portfolio will comply with Section 817(h) of the Code and
            Treasury Regulations Section 1.8175 relating to the diversification requirements for variable annuity or variable life insurance contracts and any amendments or other modifications to such Section or Regulations; provided, FFP Advisory will be relieved of its obligations with respect to compliance with the tax code provisions and shall be held harmless if the noncompliance is a result of written direction from Mendel Sowell or the Board of Directors of the Fund.

      5. BEST EFFORTS. FFP Advisory at all times shall provide its best judgment and effort to Century Venus in carrying out its obligations hereunder.

VI.   NONEXCLUSIVITY

The services of Mendel Sowell to Century Venus are not to be deemed exclusive and Mendel Sowell shall be free to act as an investment adviser to other clients, including other investment companies, and to engage in other activities, so long as its services under this Agreement are not impaired.
It is further understood that the officers and directors of Mendel Sowell are not prohibited from engaging in any other business activity or from providing services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies, to the full extent allowed by law; provided that Mendel Sowell shall notify FFP Advisory immediately should Mendel Sowell or any of its directors or executive officers be named an executive officer or director of any bank, financial institution, other investment adviser, other investment company or broker dealer or should any such party become a controlling shareholder of any such entity.

VII.  TERM

      This Agreement shall become effective as of the date set forth above and shall remain in full force and effect until December 31, 2000. It shall continue thereafter from year to year if it is approved annually by

      1. the vote of a majority of the directors of the Fund, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, which votes are cast in person at a meeting specifically called for the purpose of continuing this Agreement; or

      2. by the vote of holders of a majority of the outstanding voting securities of Century Venus as determined by the rules and regulations of the Securities and Exchange Commission.

VIII. TERMINATION

A. This Agreement may be terminated at any time, without payment of any penalty, on not more than sixty (60) days' written notice to Mendel Sowell by

      1.    FFP Advisory; or

      2.    vote of a majority of the Board of Directors of the Fund; or

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      3.    vote of the holders of a majority of the outstanding voting securities of Century Venus as determined by the rules and regulations of the Securities and Exchange Commission.

B. In addition, this Agreement may be terminated at any time, without payment of any penalty, by Mendel Sowell on not more than sixty (60) days' written notice to FFP Advisory.

C. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act.

The sixty days' notice required for termination may be waived, in writing, by the party to be notified.

IX.   LIABILITY AND INDEMNIFICATION

A.    INDEMNIFICATION BY MENDEL SOWELL

      Mendel Sowell shall be liable to Century Venus and shall indemnify Century Venus for any losses incurred by Century Venus, whether in the purchase, holding or sale of any security or otherwise, to the extent such losses resulted from an act or omission on the part of Mendel Sowell or its officers, directors, or employees, that is found to involve willful misfeasance, bad faith, or reckless disregard by Mendel Sowell of its duties under this Agreement, in connection with the services rendered by Mendel Sowell hereunder.

B.    INDEMNIFICATION BY FFP

      FFP Advisory shall be liable to Mendel Sowell and shall indemnify Mendel Sowell for any losses incurred by Mendel Sowell, whether in the purchase, holding or sale of any security or otherwise, to the extent such losses resulted from an act or omission on the part of FFP Advisory or its officers, directors, or employees, that is found to involve willful misfeasance, bad faith, or reckless disregard by FFP Advisory of its duties under this Agreement, in connection with the obligations of FFP Advisory hereunder to Mendel Sowell.


X.    AMENDMENTS

This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by (i) the vote of a majority of the Board of Directors of the Fund, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting specifically called for that purpose; and (ii) the holders of a majority of the outstanding voting securities of Century Venus as determined in accordance with the rules and regulations of the Securities and Exchange Commission.

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XI.   NOTICES

Any notices under this Agreement shall be in writing addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be

FFP ADVISORY:                                  MENDEL SOWELL:                           THE FUND:
FFP Advisory Services, Inc.                    Mendel/Sowell Capital Management, Inc.   FFP New Horizons Fund, Inc.
15455 Conway Road                              18 Corporate Hill Drive,                 c/o FFP Advisory Services, Inc.
Chesterfield, MO 63017                         Suite 202                                15455 Conway Road
Attn: Robin Rodermund                          Little Rock, Arkansas 72205              Chesterfield, MO 63017
Telephone: (314) 537-1040                      Attn: Alan Mendel                        Attn: Robin Rodermund
Fax:  (314) 537-9591                           Telephone: (501) 225-1405                Telephone: (314) 537-1040
                                               Fax:  (501) 225-1650                     Fax:  (314) 537-9591

XII.  INTERPRETATION; GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri. Any term or provision of this Agreement which is the same as or derived from a term or provision included in the 1940 Act shall be interpreted by referring to the 1940 Act and to interpretations of such Act by the United States Courts or by rules, regulations or orders of the Securities and Exchange Commission. In addition, any provision of this Agreement that is included, based on or as a result of a requirement of the 1940 Act shall be deemed amended or deleted to the extent that the requirement on which the provision is based is amended or rescinded in the future by rule, regulation or order of the Securities and Exchange Commission.

XIII. SERVICE MARK

The service mark of the Fund and Century Venus and the name "FFP" have been adopted by the Fund with the permission of First Financial Planners, Inc. and their continued use is subject to the right of First Financial Planners, Inc. to withdraw this permission in the event FFP Advisory or another subsidiary or affiliated corporation of First Financial Planners, Inc. should not be the investment adviser of any Portfolio of the Fund.

XIV.  ENTIRE AGREEMENT

This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements, written or oral.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date written in the first paragraph above.

FFP ADVISORY SERVICES, INC.


By:   -------------------------------------
      Roy M. Henry, President

ATTEST:     -------------------------------------
            Robert H. Rodermund, Jr., Secretary          (SEAL)

MENDEL/SOWELL CAPITAL MANAGEMENT, INC.:

By:   -------------------------------------
      Alan Mendel, President

ATTEST:     -------------------------------------
            Secretary                                    (SEAL)

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